EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Alexandria Holdings, Inc. ("Registrant") for the quarterly period ended
September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof ("Report"), I, Ruairidh Campbell, chief executive officer and chief financial officer, hereby certify, pursuant to 18 U.S.C.ss.1350, as adopted pursuant toss.906 of the
Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)      This Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)      The information contained in this Report fairly represents, in all material respects, the financial condition of Registrant at the end of the period covered by this Report and results of operations of Registrant for the period covered by this
         Report.

/s/ Ruairidh Campbell
Ruairidh Campbell
Chief Executive Officer and Chief Financial Officer
October 30, 2003

This certification accompanies this Report pursuant toss.906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Registrant for the purposes ofss.18 of the Securities Exchange Act of
1934, as amended. This certification shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this Report), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required byss.906 has been provided to the Registrant and will be retained by the
Registrant and furnished to the Securities and Exchange Commission or its staff upon request.